UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2021

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A Common Stock, par value $0.001 per share	BBGI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry Into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 2, 2021, Beasley Mezzanine Holdings, LLC (the “Issuer”), a direct, wholly owned subsidiary of Beasley Broadcast Group, Inc. (the “Company”), issued $300.0 million in aggregate principal amount of 8.625% Senior Secured Notes due 2026 (the “Notes”). The Notes were issued pursuant to an indenture, dated February 2, 2021 (the “Indenture”), among the Issuer, the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent. The Notes pay interest semi-annually in arrears. The Notes were offered in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Repurchase Right

At any time prior to February 1, 2023, the Issuer may redeem all or a part of the Notes at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus a “make-whole” premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

In addition, at any time prior to February 1, 2023, the Issuer may redeem up to 40.0% of the aggregate principal amount of the Notes at a redemption price equal to 108.6250% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, with the net cash proceeds from certain equity offerings, subject to certain conditions.

Furthermore, until the date that is 120 days after the issue date, the Issuer may redeem up to 35.0% of the aggregate principal amount of the Notes at a redemption price equal to 104.3125% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, with the net cash proceeds of any loan received pursuant to certain regulatory debt facilities made available in response to the COVID-19 pandemic.

In connection with any tender offer or other offer to purchase Notes, including pursuant to a Change of Control or Asset Sale Offer, each as defined in the Indenture, if not less than 90.0% of the Notes outstanding are purchased by the Issuer or a third party, the Issuer or such third party will have the right to redeem or purchase, as applicable, all Notes that remain outstanding following such purchase at a price equal to the price paid to holders of the Notes in such purchase. The holders of the Notes will also have the right to require the Issuer to repurchase their Notes upon the occurrence of a change in control, at an offer price equal to 101.0% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Ranking and Security

The Notes and related guarantees are the Issuer’s and the guarantors’ senior secured obligations and are secured on a first-lien priority basis by the Collateral, as defined in the Indenture, owned by the Issuer and each guarantor, subject to certain exceptions, limitations and permitted liens. The Notes are guaranteed by the Company and each of the Issuer’s existing domestic majority owned subsidiaries and will be guaranteed by certain future material domestic majority owned subsidiaries. Under the terms of the Indenture, the Notes and related guarantees rank pari passu in right of payment with all senior indebtedness of the Issuer and each guarantor and contractually senior in right of payment to any future indebtedness of the Issuer and each guarantor that is subordinated in right of payment to the Notes and the guarantees, if any. The Notes and the guarantees are effectively senior in right of payment to any unsecured indebtedness of the Issuer and each guarantor and indebtedness of the Issuer and each guarantor secured by liens junior to the liens securing the Notes, in each case, to the extent of the value of the Collateral, effectively subordinated to any indebtedness of the Issuer and each guarantor that is secured by liens on assets that do not constitute Collateral to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of all non-guarantor subsidiaries of the Issuer.

Restrictive Covenants

The Indenture contains covenants that limit the Issuer’s (and its restricted subsidiaries’) ability to, among other things: incur additional indebtedness, guarantee indebtedness or issue disqualified stock or, in the case of such subsidiaries, preferred stock; pay dividends on, repurchase or make distributions in respect of capital stock or make other restricted payments; make certain investments or acquisitions; sell, transfer or otherwise convey certain assets; create liens; enter into agreements restricting certain subsidiaries’ ability to pay dividends or make other intercompany transfers; consolidate, merge, sell or otherwise dispose of all or substantially all of the Issuer’s or its subsidiaries’ assets; enter into transactions with affiliates; prepay certain kinds of indebtedness; and issue or sell stock of the such subsidiaries. Many of the covenants contained in the Indenture will not be applicable, and the subsidiary guarantees of the Notes will be released, during any period when the Notes have an investment grade rating.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Use of Proceeds

The net proceeds from the offering were used to repay in full outstanding amounts under the Issuer’s term loan B facility, the Issuer’s revolving credit facility, the promissory note issued by OutlawsXP, Inc., a subsidiary of the Issuer, and a promissory note issued by the Company, and to pay fees and expenses in connection therewith, with remaining net proceeds added to the Issuer’s balance sheet to be used for general corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 2, 2021, by and among the Issuer, the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent (including the form of Note).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC..

Date: February 2, 2021	By:	/s/ Marie Tedesco
Marie Tedesco
Chief Financial Officer